  Exhibit 5.1

June 8, 2021

ImageWare Systems, Inc.
11440 W Bernardo Ct., Suite 300
San Diego, CA 92127

Re:	Registration Statement on Form S-8 for ImageWare Systems, Inc.

Dear Ladies and Gentlemen:

We have acted as counsel to ImageWare Systems, Inc., a Delaware corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the registration of a total of 120,000,000 shares (the “Plan Shares”) of the Company’s common stock, par value $0.01 per share, issuable under the ImageWare Systems, Inc. 2020 Omnibus Incentive Plan (the “Plan”).

In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction as being true copies, of the Amended and Restated Articles of Incorporation of the Company, and the Amended and Restated Bylaws of the Company, and such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

Based upon the foregoing, we are of the opinion that the Plan Shares have been duly authorized and, when and to the extent issued in accordance with the terms of the Plan and, with respect to the Plan Shares, when and to the extent issued in accordance with the terms of any award agreement entered into under the Plan, the Plan Shares will be validly issued, fully paid and nonassessable.

In rendering the opinion set forth above, we express no opinion as to the laws of any jurisdiction other than the Delaware General Corporation Law and the federal laws of the United States of America.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the U.S. Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Disclosure Law Group
Disclosure Law Group, a Professional Corporation